Vislink Technologies Reports Q3 2019 Financial Results

HACKETTSTOWN, NJ — November 14, 2019 — Vislink Technologies, Inc. ("Vislink" or the "Company") (Nasdaq: VISL), whose brands are recognized as the global leaders in live video communications, announced its results for the third quarter ended September 30, 2019. The Company has issued a Corporate Update that includes a review of the financial results and news regarding recent corporate developments (more information below).

Recent Company Highlights:

- Was awarded a $2.8 million U.S. Army contract for handheld intelligence, surveillance and reconnaissance (ISR) receiver devices. Subsequent to the end of the third quarter, the Company announced it had completed the first delivery against the contract.
- Received orders valued at $1.6 million from global clients for satellite communications equipment.
- Was awarded a Basic Ordering Agreement (BOA) from the NATO Communications and Information Agency (NCIA).
- Announced a further three-year contract with Dorna Sports as Official RF Systems Supplier for the MotoGP motorcycle racing circuit.
- Closed on a $12 million public offering that allowed the Company to pay off convertible debt incurred during 2018 in full and ahead of schedule.
- Subsequent to the end of the third quarter, the Company received $3 million in new orders in live production, military-government and satcom markets, which represent part of a $13 million current backlog (a 42% year-over-year increase).
- Also subsequent to the end of the third quarter, the Company received a $300,000 order for wireless camera systems for use by the U.S. Army.

"In the third quarter, we received an injection of capital which allowed us to pay off convertible debt incurred during the financial turnaround we began in 2018," said Roger Branton, CEO of Vislink Technologies. "This allowed the Company to de-lever its balance sheet and be free of all funded debt for the first time. However, our performance was impeded during the quarter by lingering negative effects to our supply chain. This impacted our ability to book and ship orders and was reflected in our Q3 results. As the quarter progressed, the investments we started making to realign the supply chain began to bear fruit. This was reflected in the new orders and strong backlog that significantly exceeds the previous year's, both of which we announced after the end of the quarter. We are confident that we are well-positioned operationally to profitably build our order book, as we focus on pursuing new growth areas, as well as capturing the ongoing demand we are experiencing in our main business sectors."

GAAP RESULTS

- Revenues for the three and nine months ended September 30, 2019 were $5 million and $20.5 million, compared to $8.3 million and $27.4 million in the corresponding periods in 2018.
- Gross margins were 40.7% of revenue in the third quarter 2019, compared to 49.2% of revenue in the third quarter of 2018.

- Net loss attributable to common shareholders was $5 million, or $(0.40) per share in the third quarter of 2019 compared to a net loss of $2.2 million, or $(1.30) per share in the third quarter of 2018. Net loss attributable to common shareholders was $11.7 million, or $(2.13) per share for the nine months ended September 30, 2019 compared to a net loss of $11.9 million, or $(7.19) per share for the nine months ended September 30, 2018.
- EBITDA (earnings before interest, taxes depreciation and amortization) was a negative $8.1 million for the nine months ended September 30, 2019, compared to a negative $7.2 million for the nine months ended September 30, 2018.
- Ended the third quarter 2019 with $505,000 in cash, compared to $416,000 at the end of the second quarter of 2019.

NON-GAAP RESULTS[1]

- For the quarter ended September 30, 2019, adjusted net loss attributable to common shareholders was $3.8 million, and $8.2 million for the nine months ending September 30, 2019.
- For the quarter ended September 30, 2019, adjusted EBITDA loss was $2.9 million, and $4.7 million for the nine months ending September 30, 2019.

Corporate Update

Vislink Technologies has issued a Corporate Update for its shareholders and other stakeholders that includes a review of the third quarter 2019 financial results and an update on corporate developments. The Corporate Update document can be viewed in the Latest Investor News section of the Vislink Technologies website, at https://www.vislink.com/investors/investor-news/.

[1]NON-GAAP FINANCIAL MEASURES

We disclose non-GAAP financial measures as we believe they provide useful information on actual operating performance. Readers are cautioned that non-GAAP financial measures do not have any standardized meaning prescribed by U.S. GAAP and therefore may not be comparable to similar measures presented by other companies.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) share-based compensation and (ii) one-time expenses including severance and restructuring charges and discontinued operations.

Non-GAAP EBITDA income (loss) consists of net income (loss) excluding (i) share-based compensation, (ii) depreciation and amortization, (iii) interest expense and (iv) one-time expenses including severance and restructuring charges and discontinued operations.

Adjusted EBITDA is a metric used by investors and analysts for valuation purposes and we believe that it is an important indicator of our operating performance.

We use the above-noted non-GAAP financial measures for planning purposes and to allow us to assess the performance of our business before including the impacts of the items noted above as they affect the comparability of our financial results. These non-GAAP measures are reviewed regularly by management and the Board of Directors as part of the ongoing internal assessment of our operating performance. Adjusted EBITDA is defined as net income (loss) plus purchase price amortization, acquisition-related expense, restructuring expense, depreciation and amortization, foreign exchange gains or losses and interest expense.

About Vislink Technologies, Inc.

Vislink Technologies is a global leader in the development and distribution of advanced communication solutions. Driven by technical excellence that has led the industry for over 50 years, our innovative products and turnkey solutions provide reliable connectivity in the toughest environments across the global live production, military and government sectors. Our solutions include high-definition communication links that reliably capture, transmit and manage live event footage, as well as secure video systems that support mission-critical applications. Headquartered in Hackettstown, New Jersey, Vislink Technologies has over 60 patents and pending patent applications. More information can be found at www.vislinktechnologies.com.

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Note on Forward-looking Statements

This press release may contain projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets and may not result in the expected improvement in our profitability, the fact that our future growth depends in part on further penetrating our addressable market and also growing internationally, and we may not be successful in doing so; our dependence on sales of certain products to generate a significant portion of our revenue; the effect of a decrease in the sales or change in sales mix of these products would harm our business; the risks that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect demand for our products; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2018 and our other subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. The Company disclaims any obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Daniel Carpini
941-953-9035
daniel.carpini@vislink.com

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2019	2018	2019	2018
Revenue	$ 5,007	$ 8,325	$ 20,565	$ 27,482
Cost of revenue and operating expenses				
Cost of components and personnel	2,968	4,230	10,611	13,507
Inventory valuation adjustments	223	119	312	353
General and administrative expenses	5,329	4,718	16,062	16,578
Research and development expenses	799	1,286	2,591	6,653
Impairment charge	—	—	—	168
Amortization and depreciation	586	671	1,763	2,376
Total cost of revenue and operating expenses	9,905	11,024	31,339	39,635
Loss from operations	(4,898)	(2,699)	(10,774)	(12,153)
Other income (expense)				
Changes in fair value of derivative liabilities	281	848	954	2,502
Gain (loss) on conversion of debentures	15	—	(33)	—
Other income expense	—	13	—	51
Interest expense, net	(393)	(369)	(1,807)	(2,319)
Total other income (expense)	(97)	492	(886)	234
Net loss	$ (4,995)	$ (2,207)	$ (11,660)	$ (11,919)
Basic and diluted loss per share	$ (0.40)	$ (1.30)	$ (2.13)	$ (7.19)
Weighted average number of shares outstanding:				
Basic and diluted	12,417	1,692	5,480	1,657
Comprehensive loss:				
Net loss	$ (4,995)	$ (2,207)	$ (11,660)	$ (11,919)
Unrealized gain (loss) on currency translation adjustment	81	(23)	82	(49)
Comprehensive loss	$ (4,914)	$ (2,230)	$ (11,578)	$ (11,968)

The accompanying notes are an integral part of these condensed consolidated financial statements.

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2019 (unaudited)	December 31, 2018
ASSETS		
Current assets		
Cash	$ 505	$ 2,005
Accounts receivable, net	4,802	6,191
Inventories, net	12,788	13,050
Prepaid expenses and other current assets	949	780
Total current assets	19,044	22,026
Right of use assets, operating leases	2,045	—
Property and equipment, net	2,056	2,096
Intangible assets, net	3,368	4,691
Total assets	$ 26,513	$ 28,813
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities		
Accounts payable	$ 6,894	$ 7,072
Accrued expenses	2,291	2,112
Note payable	231	—
Convertible promissory notes, net of discount of $-0- and $16, respectively	—	400
Operating lease obligations, current	820	—
Due to related parties	503	361
Customer deposits and deferred revenue	2,490	1,574
Derivative liabilities	140	1,118
Total current liabilities	13,369	12,637
Convertible promissory notes, net of discount of $-0- and $47, respectively	—	5,886
Operating lease obligations, net of current portion	1,234	—
Total liabilities	14,603	18,523
Commitments and contingencies (See Note 10)		
Stockholders' equity		
Preferred stock – $0.00001 par value per share: 10,000,000 shares authorized as of September 30, 2019 and December 31, 2018; -0- shares issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock – $.00001 par value; 100,000,000 shares authorized; 14,323,176 and 1,877,698 shares issued and 14,307,222 and 1,877,697 outstanding at September 30, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	258,015	244,562
Accumulated other comprehensive income	357	275
Treasury stock, at cost – 15,954 shares at September 30, 2019 and 1 share at December 31, 2018, respectively	(277)	(22)
Accumulated deficit	(246,185)	(234,525)
Total stockholders' equity	11,910	10,290
Total liabilities and stockholders' equity	$ 26,513	$ 28,213

Reconciliation of GAAP to Non-GAAP Results

Our financial statements are prepared in accordance with US GAAP on a basis consistent for all periods presented. In addition to results reported in accordance with US GAAP, we use non-GAAP financial measures as supplemental indicators of our operating performance. We disclose non-GAAP measures as we believe that these measures provide better information on actual operating results.

Readers are cautioned that non-GAAP financial measures do not have any standardized meaning prescribed by US GAAP and therefore may not be comparable to similar measures presented by other companies.

VISLINK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP to NON-GAAP RESULTS
QUARTER ENDING SEPTEMBER 30, 2019

In thousands of US$	GAAP Q3	Stock Option Expense	One-Time Expenses	Discontinued Operations	Non GAAP Q3
Revenue	$5,007				$5,007
Gross margin	*40.7%*				*40.7%*
Cost of revenue and operating expenses					
Cost of components and personnel	2,968				2,968
Inventory valuation adjustments	223				223
General and administrative expenses	5,329	(493)	(537)	(124)	4,175
Research and development expenses	799				799
Amortization and depreciation	586	-	-	-	586
Total cost of revenue and operating expenses	9,905	(493)	(537)	(124)	8,751
Income (loss) from operations	(4,898)	493	537	124	(3,744)
Other income (expense)					
Changes in fair value of derivative liabilities	281				281
Loss on conversion of debentures	15				15
Interest expense	(393)	-	-	-	(393)
Total other income (expense)	(97)	-	-	-	(97)
Net income (loss)	$(4,995)	$493	$537	$124	$(3,841)
EBITDA	$(4,016)	$493	$537	$124	$(2,862)

VISLINK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP to NON-GAAP RESULTS
NINE MONTHS ENDING SEPTEMBER 30, 2019

In thousands of US$	GAAP YTD Q3	Stock Option Expense	One-Time Expenses	Discontinued Operations	Non GAAP YTD Q3
Revenue	$20,565		221		$20,786
Gross margin	*48.4%*				*49.0%*
Cost of revenue and operating expenses					
Cost of components and personnel	10,611				10,611
Inventory valuation adjustments	312				312
General and administrative expenses	16,062	(1,769)	(812)	(592)	12,889
Research and development expenses	2,591		(23)		2,568
Amortization and depreciation	1,763	-	-	-	1,763
Total cost of revenue and operating expenses	31,339	(1,769)	(835)	(592)	28,143
Income (loss) from operations	(10,774)	1,769	1,056	592	(7,357)
Other income (expense)					
Changes in fair value of derivative liabilities	954		-		954
Loss on conversion of debentures	(33)				(33)
Interest expense	(1,807)	-	-	-	(1,807)
Total other income (expense)	(886)	-	-	-	(886)
Net income (loss)	$(11,660)	$1,769	$1,056	$592	$(8,243)
EBITDA	$(8,090)	$1,769	$1,056	$592	$(4,673)